Exhibit 5.1

[PERKINS COIE LLP LETTERHEAD]

August 2, 2010

CAI International, Inc.

One Embarcadero Center

Suite 2101

San Francisco, California 94111

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CAI International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”) of the registration statement on Form S-3 (the “Registration Statement”), for the registration of the sale from time to time of:

(a) shares of the Company’s common stock, par value $0.0001 (the “Common Stock”),

(b) shares of the Company’s preferred stock, par value $0.0001 (the “Preferred Stock”),

(c) debt securities of the Company (the “Debt Securities”),

(d) convertible debt securities of the Company (the “Convertible Debt Securities”), and

(e) warrants to purchase the Company’s securities (the “Warrants” and, together with the Common Stock, Preferred Stock, Debt Securities, and Convertible Debt Securities, collectively the “Securities”).

Of the Common Stock being registered pursuant to the Registration Statement, 1,691,760 shares of Common Stock (the “Resale Shares”) are being registered for resale from time to time by the selling stockholders named in the prospectus included in the Registration Statement. Shares of Common Stock sold by the Company pursuant to the Registration Statement are referred to as the “Company Shares”.

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file the applicable amendment to the Registration Statement

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August 2, 2010

(which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In each case, except as otherwise set forth in the applicable amendment to the Registration Statement or prospectus supplement, (a) any Debt Securities will be issued in one or more series pursuant to an applicable debt indenture (together with any supplemental indentures, the “Debt Indenture”) to be entered into between the Company and a trustee thereunder (the “Debt Trustee”) in a form that either has been filed as an exhibit to the Registration Statement or will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (b) any Convertible Debt Securities will be issued in one or more series pursuant to an applicable convertible debt indenture (together with any supplemental indentures, the “Convertible Indenture”) to be entered into between the Company and a trustee thereunder (the “Convertible Trustee”) in a form that either has been filed as an exhibit to the Registration Statement or will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; (c) any series of Preferred Stock will be issued under the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time after the date hereof (the “Certificate”), and one or more resolutions of the Board of Directors setting forth the terms and conditions of the Preferred Stock; and (d) any Common Stock will be issued under the Company’s Certificate.

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), we understand that the Company’s Board of Directors or a committee thereof or, in the case of Debt Securities, certain authorized officers of the Company as authorized by the Board of Directors will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold by the Company from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at any such issuance and sale.

In our capacity as counsel to the Company, we have examined or are otherwise familiar with the Company’s Certificate and Bylaws, the Registration Statement, such of the corporate proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that (a) the Registration Statement, and any amendments or prospectus supplements relating thereto (including any necessary post-effective amendments) shall have become and be effective pursuant to timely filings under the Securities Act, (b) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission, (c) with respect to the opinions in Paragraphs 3 and 5

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August 2, 2010

below, compliance by the Company and the Debt Trustee or the Convertible Trustee, as the case may be, with the terms and conditions of the Debt Indenture or the Convertible Indenture, as applicable, regarding the creation, authentication and delivery of any supplemental indenture to such Debt Indenture or Convertible Indenture, (d) all applicable corporate proceedings authorizing the issue, offer and sale of the Securities remain in full force and effect at all times any Securities are issued, offered or sold by the Company, (e) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities, will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be, and (f) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on and subject to the foregoing, we are of the opinion that:

1.	The Resale Shares are validly issued fully paid and nonassessable.

2.	The Common Stock, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.

3.	When (a) the terms of any particular series of Preferred Stock have been established in accordance with the Certificate and applicable corporate proceedings authorizing the issuance and sale of Preferred Stock, (b) a certificate of designations or amendment to the Certificate conforming with Delaware law regarding the Preferred Stock has been filed with and accepted by the Secretary of State of the State of Delaware and (c) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and any prospectus supplement related thereto, and in accordance with the terms of the particular series as established by the applicable corporate proceedings, the Preferred Stock will be validly issued, fully paid and nonassessable.

4.	When the Debt Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and assuming due authorization, execution and delivery by the Debt Trustee, such Debt Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.	When (a) the applicable Debt Securities have been duly authorized by the Company, (b) the final terms of the applicable Debt Securities have been duly

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established and approved, and (c) the applicable Debt Securities have been duly executed by the Company and authenticated by the Debt Trustee in accordance with the applicable Debt Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto), and any prospectus supplements related thereto, and as contemplated by the applicable corporate proceedings, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Debt Indenture.

6.	When the Convertible Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery by the Convertible Trustee, such Convertible Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

7.	When (a) the Convertible Debt Securities have been duly authorized by the Company, (b) the final terms of the Convertible Debt Securities have been duly established and approved, and (c) the Convertible Debt Securities have been duly executed by the Company and authenticated by the Convertible Trustee in accordance with the applicable Convertible Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto), and any prospectus supplements related thereto, and as contemplated by the applicable corporate proceedings, such Convertible Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Convertible Indenture.

The foregoing opinions are subject to the following exclusions and qualifications:

a. Our opinions are as of the date hereof (including, but not limited to, the laws, rules and regulations as in effect as of the date hereof) and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

b. We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally, (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

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August 2, 2010

c. Our opinion is limited to the Delaware General Corporation Law and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion letter is rendered solely for your benefit in connection with the offer and sale of the Securities and may not be relied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ PERKINS COIE LLP

PERKINS COIE LLP